                                                                  Exhibit (j)(2)

            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Information," "Counsel and Independent Registered Public Accounting Firm" and "Financial Statements" and to the use of our reports dated January 18, 2006 on the 2005 financial statements of the Northern Institutional Funds and their incorporation by reference in the Registration Statement (Form N-1A) and related Prospectuses and Statements of Additional Information of the Northern Institutional Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 56 to the Registration Statement under the Securities Act of 1933 (Registration No. 002-80543) and in this Amendment No. 62 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-03605).

                                                    /s/ ERNST & YOUNG LLP

Chicago, Illinois
March 30, 2006